DIRECTORS' POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

         Each of the undersigned, as directors of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                        1933 Act     1940 Act
                                                        Reg. Number  Reg. Number

AXP Variable Portfolio - Investment Series, Inc.        2-73115      811-3218
AXP Variable Portfolio - Managed Series, Inc.           2-96367      811-4252
AXP Variable Portfolio - Money Market Series, Inc.      2-72584      811-3190
AXP Variable Portfolio - Income Series, Inc.            2-73113      811-3219

hereby constitutes and appoints William R. Pearce, Arne H. Carlson and Leslie L. Ogg or either one of them, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all further amendments to said registration statements filed pursuant to said Acts and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

         Dated the 13th day of January, 2000.


/s/  H. Brewster Atwater, Jr.                        /s/    Anne P. Jones
     H. Brewster Atwater, Jr.                               Anne P. Jones

/s/  Arne H. Carlson                                 /s/    William R. Pearce
     Arne H. Carlson                                        William R. Pearce

/s/  Lynne V. Cheney                                 /s/    Alan K. Simpson
     Lynne V. Cheney                                        Alan K. Simpson

/s/  David R. Hubers                                 /s/    John R. Thomas
     David R. Hubers                                        John R. Thomas

/s/  Heinz F. Hutter                                 /s/    C. Angus Wurtele
     Heinz F. Hutter                                        C. Angus Wurtele